Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Kewaunee Scientific Corporation (the “Company”) for the period ended October 31, 2015, I, David M. Rausch, President and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	such Form 10-Q of the Company for the period ended October 31, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Form 10-Q of the Company for the period ended October 31, 2015, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2015

/s/ David M. Rausch
David M. Rausch
Chief Executive Officer